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                               EXHIBIT 99.2

                             MEMBERS OF GROUP

          The following stockholders of Miller Exploration Company, a Delaware corporation, are members of a group pursuant to Section 13(g)(3) of the Securities Exchange Act of 1934:

                              Sue Ellen Bell

                        Frontier Investments, Inc.